As filed with the Securities and Exchange Commission on September 30, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-0678374
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

285 North Drive

Suite D

Melbourne, FL 32934

(203) 266-2103

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Corporate Research, Ltd.

615 South DuPont Highway

Dover, DE 19901

(800) 483-1140

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

David E. Danovitch, Esq.

Zachary D. Blumenthal, Esq.

Avraham S. Adler, Esq.

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, NY 10022

Tel: (212) 603-6300

Fax: (212) 956-2164

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Registered(1)		Proposed Maximum Offering Price Per Share(5)	Proposed Maximum Aggregate Offering Price(5)	Amount of Registration Fee
Common Stock underlying shares of Series A Convertible Preferred Stock, par value $0.0001 per share	581,712	(2)	$3.10	$1,803,307.20	$181.59
Common Stock underlying shares of Series B Convertible Preferred Stock, par value $0.0001 per share	2,393,617	(3)	$3.10	$7,420,212.70	$747.21
Common Stock underlying Warrants	719,980	(4)	$3.10	$2,231,938.00	$224.77
Total	3,695,309			$11,455,457.90	$1,153.57

(1)	All shares registered pursuant to this registration statement are to be offered by the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the registrant’s common stock, $0.0001 par value per share (the “Common Stock”) issued to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)	Represents the maximum number of shares of Common Stock initially issuable upon conversion of the Series A Preferred Stock (as defined below) not previously registered.

(3)	Represents the maximum number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock (as defined below).

(4)	Represents the maximum number of shares of Common Stock initially issuable upon exercise of the Warrants (as defined below).

(5)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the registrant’s Common Stock on the NASDAQ Capital Market on September 27, 2016, which date is within five (5) business days of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 30, 2016

3,695,309 Shares of Common Stock

Nxt-ID, Inc.

This prospectus relates to the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 3,695,309 shares of our common stock, $0.0001 par value per share (the “Common Stock”). The offered shares of Common Stock are issuable, or may in the future become issuable, with respect to the (i) conversion of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per shares (the “Series A Preferred Stock”) issued in connection with an offering that we completed pursuant to a Securities Purchase Agreement, dated April 1, 2016 (the “Series A Purchase Agreement”), between us and certain purchasers thereto, (ii) conversion of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per shares (the “Series B Preferred Stock”) issued in connection with an offering that we completed pursuant to a Securities Purchase Agreement, dated July 25, 2016 (the “Series B Purchase Agreement”), between us and certain purchasers thereto, (iii) exercise of warrants (the “July 2016 Warrants”) issued in connection with the Series B Purchase Agreement, and (iv) exercise of warrants (the “LogicMark Warrants,” and together with the July 2016 Warrants, the “Warrants”) issued in connection with the acquisition of LogicMark, LLC (“LogicMark”) we completed pursuant to an Interest Purchase Agreement, dated May 17, 2016, by and among us, LogicMark and the holders of all of the membership interests of LogicMark. For additional information regarding the issuance of the Series A Preferred Stock, the Series B Preferred Stock and the Warrants, see “Offering of Series A Preferred Stock, Series B Preferred Stock and Warrants.” For additional information on the terms of the Series A Preferred Stock and Series B Preferred Stock see “Description of Securities.”

The selling stockholders identified in this prospectus may offer the shares of Common Stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution.”

We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholders. However, to the extent the Warrants are exercised for cash, as applicable, we will receive up to $4,218,750.

We have agreed to pay certain expenses in connection with the registration of the shares of Common Stock.  The selling stockholders will pay all brokerage expenses, fees, discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock.

Our Common Stock is currently traded on the NASDAQ Capital Market under the symbol “NXTD.” On September 9, 2016, we effected a 1-for-10 reverse stock split of our outstanding Common Stock. All share and per share information included in this prospectus has been retroactively adjusted to account for such reverse stock split. On September 27, 2016, the last reported sale price of our Common Stock as reported on the NASDAQ Capital Market was $3.10 per share.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before investing in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2016.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, we refer to Nxt-ID, Inc. as “we,” “us,” “our,” and the “Company” unless we specifically state otherwise or the context indicates otherwise.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should carefully read this entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements before making a decision about whether to invest in our common stock. All references to “we,” “us,” “our,” and the “Company” refer to Nxt-ID, Inc., unless we specifically state otherwise or the context indicates otherwise.

Our Company

We are an emerging growth technology company that is focused on products, solutions, and services for security on mobile devices. Our core technologies consist of those that support digital payments, biometric identification, encryption, sensors, and miniaturization. We have three distinct lines of business that we are currently pursuing, which are in various stages of development: mobile commerce (“m-commerce”), primarily through the application of secure digital payment technologies; biometric access control applications; and Department of Defense contracting. Our initial efforts have primarily focused on the development of our secure products for the growing m-commerce market, most immediately, a secure mobile electronic smart wallet, the Wocket®. The Wocket® is a smart wallet, the next evolution in smart devices following the smartphone and smartwatch, designed to protect the identity of users and replace all the cards in their wallet, with no smart phone required. The Wocket® works almost everywhere credit cards are accepted. We are also developing a smartcard that functions in a similar manner to the Wocket® and have a distribution agreement with an international direct selling company to distribute that product. Our biometric access control applications and defense contracting opportunities are still in an emerging growth stage.

We believe that our MobileBio® products will provide distinct advantages within the m-commerce market by improving mobile security. Currently, most mobile devices continue to be protected simply by PIN numbers. This security methodology is easily duplicated on another device and can easily be spoofed or hacked. Our security paradigm is Dynamic Pairing Codes (“DPC”). DPC is a new, proprietary method to secure users, devices, accounts, locations and servers over any communication media by sharing key identifiers, including biometric-enabled identifiers, between end-points by passing dynamic pairing codes (random numbers) between end-points to establish sessions and/or transactions without exposing identifiers or keys. The recent high-level breaches of personal credit card data raises serious concerns among consumers about the safety of their money. These consumers are also resistant to letting technology companies learn even more about their personal purchasing habits.

Our plan also anticipates that we will use our core biometric facial and voice recognition algorithms to develop security applications (both cloud based and locally hosted) that can be used for companies (for industrial uses, such as enterprise computer networks) as well as individuals (for consumer uses, such as smart phones, tablets or personal computers), law enforcement, the defense industry, and the U.S. Department of Defense.

We have incurred net losses since our inception. In order to execute our long-term strategic plan to develop and commercialize our core products, we will need to raise additional funds through public or private equity offerings, debt financings, or other means. We can give no assurance that the cash raised subsequent to June 30, 2016 or any additional funds raised will be sufficient to execute our business plan. These conditions raise substantial doubt about our ability to continue as a going concern. We can give no assurance that additional funds will be available on reasonable terms, or available at all, or that we will generate sufficient revenue to alleviate these conditions.

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Offering of Series A Preferred Stock, Series B Preferred Stock and Warrants

The shares of common stock offered by the selling stockholders pursuant to this prospectus were issued, or will be issuable, in connection with the following transactions:

April 2016 Offering

On April 11, 2016, the Company closed a registered offering (the “April 2016 Offering”) of shares of its Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). The Company sold 2,500,000 shares of Series A Preferred Stock at a price of $1.00 per share, and received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $2,500,000. Holders of the Series A Preferred Stock shall be entitled to receive from the first date of issuance of the Series A Preferred Stock cumulative dividends at a rate of 25% per annum on a compounded basis, which dividend amount shall be guaranteed. Accrued and unpaid dividends shall be at the Company’s option, in cash, shares of Common Stock, or additional shares of Series A Preferred Stock.

The Company registered the shares of Common Stock underlying the Series A Preferred Stock on a Prospectus Supplement to a registration statement on Form S-3 (File No. 333-203637), filed with the Securities and Exchange Commission on April 4, 2016. Subsequent modifications to Certificate of Designations of the Series A Preferred Stock allows the holders to convert the Series A Preferred Stock into additional shares of Common Stock. Accordingly, those additional shares of Common Stock are being registered on this registration statement.

July 2016 Offering

On July 25, 2016, the Company closed a private placement (the “July 2016 Offering”) of shares of its Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) and warrants (the “July 2016 Warrants”) to purchase 562,500 shares of the Company’s Common Stock. The Company sold 4,500,000 shares of Series B Preferred Stock at a price of $1.00 per share, and received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $4,500,000. Holders of the Series B Preferred Stock shall be entitled to receive from the first date of issuance of the Series B Preferred Stock cumulative dividends at a rate of 25% per annum on a compounded basis, which dividend amount shall be guaranteed. Accrued and unpaid dividends shall be at the Company’s option, in cash or shares of Common Stock. The conversion price of the Series B Preferred Stock is $4.00. The July 2016 Warrants will be exercisable beginning on January 25, 2017 and will be exercisable for a period of five (5) years. The exercise price with respect to the July 2016 Warrants is $7.50 per share. Aegis Capital Corp. acted as the placement agent for the offering. The net proceeds received from the issuance of the Series B Preferred Stock were used to fund, in part, the acquisition of LogicMark, LLC.

Acquisition of LogicMark LLC

On July 25, 2016, we completed an acquisition of LogicMark, LLC (“LogicMark”) pursuant to an Interest Purchase Agreement by and among the Company, LogicMark and the holders of all of the membership interests of LogicMark (the “LogicMark Sellers”), dated May 17, 2016 (the “Interest Purchase Agreement”). Pursuant to the Interest Purchase Agreement, we acquired all of the membership interests of LogicMark from the LogicMark Sellers for (i) $17.5 million in cash consideration (ii) $2.5 million in a secured promissory note (the “LogicMark Note”) issued to LogicMark Investment Partners, LLC, as representative of the LogicMark Sellers (the “LogicMark Representative”) (iii) 78,740 shares of common stock, which were issued upon signing of the Interest Purchase Agreement (the “LogicMark Shares”), and (iv) warrants (the “LogicMark Warrants”) to purchase an aggregate of 157,480 shares of common stock  (the “LogicMark Warrant Shares”) for no additional consideration. In addition, we may be required to pay the LogicMark Sellers earn-out payments of (i) up to $1,500,000 for calendar year 2016 and (ii) up to $5,000,000 for calendar year 2017 if LogicMark meets certain gross profit targets set forth in the Interest Purchase Agreement. The LogicMark Note matured on September 22, 2016 and accrued interest at a rate of 15% per annum. The LogicMark Warrants expire on the fifth (5th) anniversary of the issuance date. The LogicMark Warrant Shares are being registered for resale pursuant to this prospectus.

On September 23, 2016, the Company entered into a forbearance agreement with LogicMark Investment Partners, LLC (the “Lender”) in connection with the LogicMark Note, which matured on September 22, 2016. The Company formally requested that the Lender extend the LogicMark Note on September 20, 2016, and finalized the forbearance agreement on September 23, 2016.

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Under the terms of the forbearance agreement, the Lender agreed to extend the LogicMark Note and the Company agreed to pay to the Lender in immediately available funds: (i) $250,000 on September 23, 2016; (ii) $100,000 on October 24, 2016; and (iii) $1,150,000, plus all accrued and unpaid interest due under the Note on October 31, 2016. The Company also agreed to reduce the Escrow Amount (as defined in the Purchase Agreement) by a total of $500,000, and to make certain other changes to the definition of “Escrow Amount” in the Purchase Agreement. The Company also agreed to make certain representations and warranties in respect of the Lender’s forbearance.

Corporate Information

Our principal executive offices are located at 285 North Drive, Suite D, Melbourne, FL 32934, and our telephone number is (203) 266-2103. Our website address is www.nxt-id.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceed $1 billion, (ii) the date that we become a ‘‘large accelerated filer’’ as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 102 of the JOBS Act, we have provided reduced executive compensation disclosure and have omitted a compensation discussion and analysis from this prospectus. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

The Offering

Common Stock Offered by the Selling Stockholders:	Up to 3,695,309 shares of Common Stock.

Common Stock Outstanding after offering (assuming conversion of all of the Series A Preferred Stock and the Series B Preferred Stock and exercise of all of the Warrants registered on this prospectus):	10,500,727 shares of Common Stock.

Terms of the Offering:	The selling stockholders will determine when and how they sell the Common Stock offered in this prospectus, as described in “Plan of Distribution.”

Use of Proceeds:	We will not receive any of the proceeds from the sale of the shares of Common Stock being offered under this prospectus. However, to the extent the Warrants are exercised for cash, as applicable, we will receive up to $4,218,750. See “Use of Proceeds.”

NASDAQ Symbol:	Our Common Stock is listed on the NASDAQ Capital Market under the symbol “NXTD”.

Risk Factors:	You should read the “Risk Factors” section of this prospectus for a discussion of factors to carefully consider before deciding to invest in shares of our Common Stock.

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Recent Developments

Acquisition of LogicMark LLC

On July 25, 2016, we completed an acquisition of LogicMark, LLC (“LogicMark”) pursuant to an Interest Purchase Agreement by and among the Company, LogicMark and the holders of all of the membership interests of LogicMark (the “LogicMark Sellers”), dated May 17, 2016 (the “Interest Purchase Agreement”). Pursuant to the Interest Purchase Agreement, we acquired all of the membership interests of LogicMark from the LogicMark Sellers for (i) $17.5 million in cash consideration (ii) $2.5 million in a secured promissory note (the “LogicMark Note”) issued to LogicMark Investment Partners, LLC, as representative of the LogicMark Sellers (the “LogicMark Representative”) (iii) 78,740 shares of common stock, which were issued upon signing of the Interest Purchase Agreement (the “LogicMark Shares”), and (iv) warrants (the “LogicMark Warrants”) to purchase an aggregate of 157,480 shares of common stock  (the “LogicMark Warrant Shares”) for no additional consideration. In addition, we may be required to pay the LogicMark Sellers earn-out payments of (i) up to $1,500,000 for calendar year 2016 and (ii) up to $5,000,000 for calendar year 2017 if LogicMark meets certain gross profit targets set forth in the Interest Purchase Agreement. The LogicMark Note matured on September 22, 2016 and accrued interest at a rate of 15% per annum. The LogicMark Warrants expire on the fifth (5th) anniversary of the issuance date.

On September 23, 2016, the Company entered into a forbearance agreement with LogicMark Investment Partners, LLC (the “Lender”) in connection with the LogicMark Note, which matured on September 22, 2016. The Company formally requested that the Lender extend the LogicMark Note on September 20, 2016, and finalized the forbearance agreementon September 23, 2016.

Under the terms of the forbearance agreement, the Lender agreed to extend the LogicMark Note and the Company agreed to pay to the Lender in immediately available funds: (i) $250,000 on September 23, 2016; (ii) $100,000 on October 24, 2016; and (iii) $1,150,000, plus all accrued and unpaid interest due under the Note on October 31, 2016. The Company also agreed to reduce the Escrow Amount (as defined in the Purchase Agreement) by a total of $500,000, and to make certain other changes to the definition of “Escrow Amount” in the Purchase Agreement. The Company also agreed to make certain representations and warranties in respect of the Lender’s forbearance.

July 2016 Offering

On July 25, 2016, the Company closed a private placement (the “July 2016 Offering”) of shares of its Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) and warrants (the “July 2016 Warrants”) to purchase 562,500 shares of the Company’s Common Stock. The Company sold 4,500,000 shares of Series B Preferred Stock at a price of $1.00 per share, and received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $4,500,000. Holders of the Series B Preferred Stock shall be entitled to receive from the first date of issuance of the Series B Preferred Stock cumulative dividends at a rate of 25% per annum on a compounded basis, which dividend amount shall be guaranteed. Accrued and unpaid dividends shall be at the Company’s option, in cash or shares of Common Stock. The conversion price of the Series B Preferred Stock is $4.00. The July 2016 Warrants will be exercisable beginning on January 25, 2017 and will be exercisable for a period of five (5) years. The exercise price with respect to the July 2016 Warrants is $7.50 per share. Aegis Capital Corp. acted as the placement agent for the offering. The net proceeds received from the issuance of the Series B Preferred Stock were used to fund, in part, the acquisition of LogicMark.

July 2016 Debt Financing

On July 25, 2016, we and a group of lenders, including ExWorks Capital Fund I, L.P. as agent for the lenders (collectively, the “Lenders”), entered into a Loan and Security Agreement (the “Loan Agreement”) whereby the Lenders agreed, from time to time, to make revolving loans (each, a “Revolving Loan”) to us in the maximum amount of $15,000,000 (the “Debt Financing”). The maturity date of the Revolving Loan is July 25, 2017, which, upon certain terms and conditions, may be extended to July 25, 2019. The Revolving Loan bears interest at a rate of 15% per annum. The Revolving Loan must be prepaid upon certain events. The Loan Agreement contains customary covenants, including a covenant that we shall not permit the ratio of (a) EBITDA for each of the following periods, minus unfinanced capital expenditures, to (b) fixed charges for such periods to be less than the following ratios for such periods: (1) the six-month period ended December 31, 2016, 1.15:1.00, (2) the nine-month period ended March 31, 2017, 1.15:1.00 and (3) the twelve-month period ended June 30, 2017, and the twelve-month period ended on each September 30, December 31, March 31 and June 30 thereafter, 1.15:1.00. The Revolving Loan is secured by a senior lien on all of our assets. The Revolving Loan is also guaranteed by and secured by all of the assets of LogicMark and 3D-ID, LLC, our wholly-owned subsidiaries.

Amendments to Certificate of Designations of Series A Preferred Stock

On June 30, 2016, we filed an amendment to the Certificate of Designations of the Series A Preferred Stock with the Secretary of State of the State of Delaware (the “First Amendment”). Among other changes, the First Amendment added language stating that no redemptions would be payable in cash.

On July 25, 2016, we filed a second amendment to the Certificate of Designations of the Series A Preferred Stock with the Secretary of State of the State of Delaware (the “Second Amendment”). The Second Amendment modified the following terms of the Series A Preferred Stock: (i) increased the amount of authorized shares of Series A Preferred Stock from 3,000,000 to 3,125,000; (ii) permitted the Series B Preferred Stock to be ranked pari passu; (iii) permitted dividends to be paid not only in cash, but in shares of common stock or additional shares of Series A Preferred Stock; (iv) modified the conversion price of the Series A Preferred Stock from $6.00 to $4.00; (v) modified the conversion price upon certain triggering events; (vi) modified the commencement date of the installment redemption payments; (vii) made it non-mandatory for any payments to be made in cash until the debt with respect to the Debt Financing is paid in full; (viii) permitted certain liens to be placed on the Company in connection with the Debt Financing; (ix) restricted payments on transfer of assets; (x) restricted subsequent variable rate transactions; and (xi) added certain definitions.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the SEC and any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated by reference in this prospectus and any prospectus supplement, and the additional risks and uncertainties described below before purchasing our securities. The risks and uncertainties we have described are not the only ones facing our company. If any of these risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could fall, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Before making an investment decision, you should carefully consider these risks as well as the other information we include or incorporate by reference in this prospectus and any prospectus supplement.

Risks Relating to the Company’s Business

We are uncertain of our ability to continue as a going concern, indicating the possibility that we may not be able to operate in the future.

To date, we have completed only the initial stages of our business plan and we can provide no assurance that we will be able to generate a sufficient amount of revenue, if at all, from our business in order to achieve profitability.  It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our company.

The Company is an emerging growth company and has incurred net losses of $7,921,272 and $13,076,854 for the six months ended June 30, 2016 and the year ended December 31, 2015, respectively. As of June 30, 2016, the Company had cash and stockholders’ equity of $977,509 and $1,651,042, respectively. At June 30, 2016, the Company had working capital of $459,552. Our ability to continue as a going concern is contingent upon, among other factors, our ability to raise additional cash from equity financings, secure debt financing, and/or generate revenue from the sales of our products. We cannot provide any assurance that we will be able to raise additional capital.  If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Because we are an emerging growth company, we expect to incur significant additional operating losses.

The Company is an emerging growth company. The amount of future losses and when, if ever, we will achieve profitability are uncertain. Our current products have not generated significant commercial revenue for the Company and there can be no guarantee that we can generate sufficient revenues from the commercial sale of our products in the near future to fund our ongoing capital needs.

We have a limited operating history upon which you can gauge our ability to obtain profitability.

We have a limited operating history and our business and prospects must be considered in light of the risks and uncertainties to which emerging growth companies are exposed. We cannot provide assurances that our business strategy will be successful or that we will successfully address those risks and the risks described herein. Most important, if we are unable to secure future capital, we may be unable to continue our operations. We may incur losses on a quarterly or annual basis for a number of reasons, some of which may be outside our control.

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If we cannot obtain additional capital required to finance our research and development efforts, our business may suffer and you may lose the value of your investment.

We may require additional funds to further execute our business plan and expand our business. If we are unable to obtain additional capital when needed, we may have to restructure our business or delay or abandon our development and expansion plans. If this occurs, you may lose part or all of your investment. We will have ongoing capital needs as we expand our business.  If we raise additional funds through the sale of equity or convertible securities, your ownership percentage of our common stock will be reduced. In addition, these transactions may dilute the value of our common stock.  We may have to issue securities that have rights, preferences and privileges senior to our common stock.  The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand. There can be no assurance that we will be able to obtain the additional financing we may need to fund our business, or that such financing will be available on terms acceptable to us.

We will require additional capital in the future to develop the NFC Wocket®. If we do not obtain any such additional financing, if required, our business prospects, financial condition and results of operations will be adversely affected.

We will require additional capital in the future to develop the NFC Wocket®. We may not be able to secure adequate additional financing when needed on acceptable terms, or at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the market price of our common stock at the time of such issuance. If we cannot secure sufficient additional funding we may be forced to forego strategic opportunities or delay, scale back and eliminate future product development.

We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial or other resources to maintain or improve our competitive position.

A number of other companies engage in the business of developing applications for facial recognition for access control. The market for biometric security products is intensely competitive, and we expect competition to increase in the future from established competitors and new market entrants. Our current competitors include both emerging or developmental stage companies such as ourselves as well as larger companies. Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

●	Greater name recognition and longer operating histories;

●	Larger sales and marketing budgets and resources;

●	Broader distribution and established relationships with distribution partners and end-customers;

●	Greater customer support resources;

●	Greater resources to make acquisitions;

●	Larger and more mature intellectual property portfolios; and

●	Substantially greater financial, technical, and other resources.

In addition, some of our larger competitors have substantially broader product offerings and leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, including through selling at zero or negative margins, product bundling, or closed technology platforms. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering by our competitors or continuing market consolidation. New start-up companies that innovate and large competitors that are making significant investments in research and development may invent similar or superior products and technologies that compete with our products and technology. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.

Our markets are subject to technological change and our success depends on our ability to develop and introduce new products.

Each of the governmental and commercial markets for our products is characterized by:

●	Changing technologies;

●	Changing customer needs;

●	Frequent new product introductions and enhancements;

●	Increased integration with other functions; and

●	Product obsolescence.

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Our success will be dependent in part on the design and development of new products. To develop new products and designs for our target markets, we must develop, gain access to and use leading technologies in a cost-effective and timely manner and continue to expand our technical and design expertise. The product development process is time-consuming and costly, and there can be no assurance that product development will be successfully completed, that necessary regulatory clearances or approvals will be granted on a timely basis, or at all, or that the potential products will achieve market acceptance. Our failure to develop, obtain necessary regulatory clearances or approvals for, or successfully market potential new products could have a material adverse effect on our business, financial condition and results of operations.

Claims by others that we infringe their intellectual property rights could increase our expenses and delay the development of our business. As a result, our business and financial condition could be harmed.

Our industries are characterized by the existence of a large number of patents as well as frequent claims and related litigation regarding patent and other intellectual property rights. We cannot be certain that our products do not and will not infringe issued patents, patents that may be issued in the future, or other intellectual property rights of others.

We do not have the resources to conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and, in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

Existing or pending patents could adversely affect our business.

On November 12, 2015, we received a complaint that one of our technologies infringed upon one or more claims of a patent(s) issued to the claimant.  The claimant has subsequently acknowledged that we are not currently infringing on their patent(s) as the technology in question is not commercially available at the current time. We are in the process of negotiating a future royalty agreement with the claimant should we decide to introduce this technology in the future.

We may not be able to protect our intellectual property rights adequately.

Our ability to compete for government contracts is affected, in part, by our ability to protect our intellectual property rights. We rely on a combination of patents, trademarks, copyrights, trade secrets, confidentiality procedures and non-disclosure and licensing arrangements to protect our intellectual property rights. Despite these efforts, we cannot be certain that the steps we take to protect our proprietary information will be adequate to prevent misappropriation of our technology or protect that proprietary information. The validity and breadth of claims in technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. Nor can we assure you that, if challenged, our patents will be found to be valid or enforceable, or that the patents of others will not have an adverse effect on our ability to do business. In addition, the enforcement of laws protecting intellectual property may be inadequate to protect our technology and proprietary information.

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We may not have the resources to assert or protect our rights to our patents and other intellectual property. Any litigation or proceedings relating to our intellectual property, whether or not meritorious, will be costly and may divert the efforts and attention of our management and technical personnel.

We also rely on other unpatented proprietary technology, trade secrets and know-how and no assurance can be given that others will not independently develop substantially equivalent proprietary technology, techniques or processes, that such technology or know-how will not be disclosed or that we can meaningfully protect our rights to such unpatented proprietary technology, trade secrets, or know-how. Although intend to enter into non-disclosure agreements with our employees and consultants, there can be no assurance that such non-disclosure agreements will provide adequate protection for our trade secrets or other proprietary know-how.

Our success will depend, in part, on our ability to obtain new patents.

To date, we have applied twenty-four (24) United States patents and our success will depend, in part, on our ability to obtain patent and trade secret protection for proprietary technology that we currently possess or that we may develop in the future. No assurance can be given that any pending or future patent applications will be issued as patents, that the scope of any patent protection obtained will be sufficient to exclude competitors or provide competitive advantages to us, that any of our patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by us.

Furthermore, there can be no assurance that our competitors have not or will not independently develop technology, processes or products that are substantially similar or superior to ours, or that they will not duplicate any of our products or design around any patents issued or that may be issued in the future to us. In addition, whether or not patents are issued to us, others may hold or receive patents which contain claims having a scope that covers products or processes developed by us.

We may not have the resources to adequately defend any patent infringement litigation or proceedings. Any such litigation or proceedings, whether or not determined in our favor or settled by us, is costly and may divert the efforts and attention of our management and technical personnel. In addition, we license four (4) United States patents in the field of biometrics, and we may be required to obtain other licenses to patents or proprietary rights from third parties. There can be no assurance that such licenses will be available on acceptable terms if at all. If we do not obtain required licenses, we could encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed. Accordingly, challenges to our intellectual property, whether or not ultimately successful, could have a material adverse effect on our business and results of operations.

We rely on a third party for licenses relating to a critical component of our technology. The failure of such licensor would materially and adversely affect our business and product offerings.

We currently license technology for a critical component of our current product offerings from a third party. The third party’s independent registered public accounting firm included an explanatory paragraph in its audit report as it relates to the third party’s ability to continue as a going concern in its recent financial statement. In the event that our licensor were to fail, it could impact our license arrangement and impede our ability to further commercialize our technology. In the event we were to lose our license or our license were to be renegotiated as a result of our licensor’s failure, our ability to manage our business would suffer and it would significantly harm our business, operating results and financial condition.

Our future success depends on the continued service of management, engineering and sales personnel and our ability to identify, hire and retain additional personnel.

Our success depends, to a significant extent, upon the efforts and abilities of members of senior management. We have entered into an employment agreement with our Chief Executive Officer, but have not entered into an employment agreement with our Chief Financial Officer or Chief Technology Officer and we have no current plans to use employment agreements as a tool to attract and retain new hires that we may make of key personnel in the future. The loss of the services of one or more of our senior management or other key employees could adversely affect our business. We currently maintain a key person life insurance policy on our Chief Executive Officer only.

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There is intense competition for qualified employees in our industry, particularly for highly skilled design, applications, engineering and sales people. We may not be able to continue to attract and retain developers, managers, or other qualified personnel necessary for the development of our business or to replace qualified individuals who may leave us at any time in the future. Our anticipated growth is expected to place increased demands on our resources, and will likely require the addition of new management and engineering staff as well as the development of additional expertise by existing management employees. If we lose the services of or fail to recruit engineers or other technical and management personnel, our business could be harmed.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

Periods of rapid growth and expansion could place a significant strain on our resources, including our employee base, which could negatively impact our operating results.

We may experience periods of rapid growth and expansion, which may place significant strain and demands on our management, our operational and financial resources, customer operations, research and development, marketing and sales, administrative, and other resources. To manage our possible future growth effectively, we will be required to continue to improve our management, operational and financial systems. Future growth would also require us to successfully hire, train, motivate and manage our employees. In addition, our continued growth and the evolution of our business plan will require significant additional management, technical and administrative resources. If we are unable to manage our growth successfully we may not be able to effectively manage the growth and evolution of our current business and our operating results could suffer.

We depend on contract manufacturers, and our production and products could be harmed if it is unable to meet our volume and quality requirements and alternative sources are not available.

We rely on contract manufacturers to provide manufacturing services for our products. If these services become unavailable, we would be required to identify and enter into an agreement with a new contract manufacturer or take the manufacturing in-house. The loss of our contract manufacturers could significantly disrupt production as well as increase the cost of production, thereby increasing the prices of our products. These changes could have a material adverse effect on our business and results of operations.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires an effective planning and management process.  The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources.  To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner.  Our controls, systems, procedures and resources may not be adequate to support a changing and growing company.  If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

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We may not be able to access the equity or credit markets.

We face the risk that we may not be able to access various capital sources including investors, lenders, or suppliers. Failure to access the equity or credit markets from any of these sources could have a material adverse effect on our business, financial condition, results of operations, and future prospects.

Persistent global economic trends could adversely affect our business, liquidity and financial results.

Although improving, persistent global economic conditions, particularly the scarcity of capital available to smaller businesses, could adversely affect us, primarily through limiting our access to capital and disrupting our clients’ businesses.  In addition, continuation or worsening of general market conditions in economies important to our businesses may adversely affect our clients’ level of spending and ability to obtain financing, leading to us being unable to generate the levels of sales that we require.  Current and continued disruption of financial markets could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

We may seek or need to raise additional funds. Our ability to obtain financing for general corporate and commercial purposes or acquisitions depends on operating and financial performance, and is also subject to prevailing economic conditions and to financial, business and other factors beyond our control. The global credit markets and the financial services industry have been experiencing a period of unprecedented turmoil characterized by the bankruptcy, failure or sale of various financial institutions. An unprecedented level of intervention from the U.S. and other governments has been seen. As a result of such disruption, our ability to raise capital may be severely restricted and the cost of raising capital through such markets or privately may increase significantly at a time when we would like, or need, to do so. Either of these events could have an impact on our flexibility to fund our business operations, make capital expenditures, pursue additional expansion or acquisition opportunities, or make another discretionary use of cash and could adversely impact our financial results.

Although recent trends point to continuing improvements, there is still lingering volatility and uncertainty. A change or disruption in the global financial markets for any reason may cause consumers, businesses and governments to defer purchases in response to tighter credit, decreased cash availability and declining consumer confidence. Accordingly, demand for our products could decrease and differ materially from their current expectations. Further, some of our customers may require substantial financing in order to fund their operations and make purchases from us. The inability of these customers to obtain sufficient credit to finance purchases of our products and meet their payment obligations to us or possible insolvencies of our customers could result in decreased customer demand, an impaired ability for us to collect on outstanding accounts receivable, significant delays in accounts receivable payments, and significant write-offs of accounts receivable, each of which could adversely impact our financial results.

We may not fully realize anticipated benefits from our recent acquisitions.

On July 25, 2016, we completed the acquisition of LogicMark. Although we expect to realize strategic, operational and financial benefits as a result of the acquisition, we cannot predict whether and to what extent such benefits will be achieved, or that any operational or financial benefits will be achieved. The success of the acquisition will depend upon, among other things, our ability to integrate operations, products and technologies into our organization effectively, and to retain their customers. Any acquisition may result in diversion of management’s attention from other business concerns, and may result in unanticipated costs and operational challenges.

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Risks Related to Our Biometric Recognition Applications and Related Products

Our biometric products and technologies may not be accepted by the intended commercial consumers of our products, which could harm our future financial performance.

There can be no assurance that our biometric systems will achieve wide acceptance by commercial consumers of such security-based products, and market acceptance generally. The degree of market acceptance for products and services based on our technology will also depend upon a number of factors, including the receipt and timing of regulatory approvals, if any, and the establishment and demonstration of the ability of our proposed device to provide the level of security in an efficient manner and at a reasonable cost. Our failure to develop a commercial product to compete successfully with existing security technologies could delay, limit or prevent market acceptance. Moreover, the market for new biometric-based security systems is largely undeveloped, and we believe that the overall demand for mobile biometric-based security systems technology will depend significantly upon public perception of the need for such a level of security. There can be no assurance that the public will believe that our level of security is necessary or that private-industry will actively pursue our technology as a means to solve their security issues. Long-term market acceptance of our products and services will depend, in part, on the capabilities, operating features and price of our products and technologies as compared to those of other available products and services. As a result, there can be no assurance that currently available products, or products under development for commercialization, will be able to achieve market penetration, revenue growth or profitability.

Our biometric applications may become obsolete if we do not effectively respond to rapid technological change on a timely basis.

The biometric identification and personal identification industries are characterized by rapid technological change, frequent new product innovations, changes in customer requirements and expectations and evolving industry standards. If we are unable to keep pace with these changes, our business may be harmed. Products using new technologies, or emerging industry standards, could make our technologies less attractive. If addition, we may face unforeseen problems when developing our products, which could harm our business. Furthermore, our competitors may have access to technologies not available to us, which may enable them to produce products of greater interest to consumers or at a more competitive cost.

Our biometric applications are new and our business model is evolving.  Because of the new and evolving nature of biometric technology, it is difficult to predict the size of this specialized market, the rate at which the market for our biometric applications will grow or be accepted, if at all, or whether other biometric technologies will render our applications less competitive or obsolete.  If the market for our biometric applications fails to develop or grows slower than anticipated, our business would be significantly and materially adversely affected.

If our products and services do not achieve market acceptance, we may never have significant revenues or any profits.

If we are unable to operate our business as contemplated by our business model or if the assumptions underlying our business model prove to be unfounded, we could fail to achieve our revenue and earnings goals within the time we have projected, or at all, which would have a detrimental effect on our business.  As a result, the value of your investment could be significantly reduced or completely lost.

If WorldVentures Holdings, LLC does not accept the custom card made for them, they may decide not to distribute the product which could significantly affect our future revenues and profitability.

If WorldVentures Holdings, LLC does not accept our prototype card being developed for them or if it fails to achieve market acceptance, it could significantly affect our revenues and profits including the cancellation of part or all their disclosed purchase order. This could have a material adverse effect on our business, results of operations and future prospects.

We may in the future experience competition from other biometric application developers.

Competition in the development of biometric recognition is expected to become more intense.  Competitors range from university-based research and development graphics labs to development-stage companies and major domestic and international companies.  Many of these entities have financial, technical, marketing, sales, distribution and other resources significantly greater than those of our company.  There can be no assurance that we can continue to develop our biometric technologies or that present or future competitors will not develop technologies that render our biometric applications obsolete or less marketable or that we will be able to introduce new products and product enhancements that are competitive with other products marketed by industry participants.

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We may fail to create new applications for our products and enter new markets, which would have a material adverse effect on our operations, financial condition and future prospects.

Our future success depends in part on our ability to develop and market our technology for applications other than those currently intended. If we fail in these goals, our business strategy and ability to generate revenues and cash flow would be significantly impaired. We intend to expend significant resources to develop new technology, but the successful development of new technology cannot be predicted and we cannot guarantee we will succeed in these goals.

Our products may have defects, which could damage our reputation, decrease market acceptance of our products, cause us to lose customers and revenue and result in costly litigation or liability.

Our products may contain defects for many reasons, including defective design or manufacture, defective material or software interoperability issues. Products as complex as those we offer, frequently develop or contain undetected defects or errors. Despite testing, defects or errors may arise in our existing or new products, which could result in loss of revenue, market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation, and increased service and maintenance cost. Defects or errors in our products and solutions might discourage customers from purchasing future products. Often, these defects are not detected until after the products have been shipped. If any of our products contain defects or perceived defects or have reliability, quality or compatibility problems or perceived problems, our reputation might be damaged significantly, we could lose or experience a delay in market acceptance of the affected product or products and might be unable to retain existing customers or attract new customers. In addition, these defects could interrupt or delay sales. In the event of an actual or perceived defect or other problem, we may need to invest significant capital, technical, managerial and other resources to investigate and correct the potential defect or problem and potentially divert these resources from other development efforts. If we are unable to provide a solution to the potential defect or problem that is acceptable to our customers, we may be required to incur substantial product recall, repair and replacement and even litigation costs. These costs could have a material adverse effect on our business and operating results.

We will provide warranties on certain product sales and allowances for estimated warranty costs are recorded during the period of sale. The determination of such allowances requires us to make estimates of product return rates and expected costs to repair or to replace the products under warranty. We will establish warranty reserves based on our best estimates of warranty costs for each product line combined with liability estimates based on the prior twelve months’ sales activities. If actual return rates and/or repair and replacement costs differ significantly from our estimates, adjustments to recognize additional cost of sales may be required in future periods. In addition, because our customers rely on secure authentication and identification of cardholder to prevent unauthorized access to programs, PC’s, networks, or facilities, a malfunction of or design defect in its products (or even a perceived defect) could result in legal or warranty claims against us for damages resulting from security breaches. If such claims are adversely decided against us, the potential liability could be substantial and have a material adverse effect on our business and operating results. Furthermore, the possible publicity associated with any such claim, whether or not decided against us, could adversely affect our reputation. In addition, a well-publicized security breach involving smart card-based or other security systems could adversely affect the market’s perception of products like ours in general, or our products in particular, regardless of whether the breach is actual or attributable to our products. Any of the foregoing events could cause demand for our products to decline, which would cause its business and operating results to suffer. Further, we have not yet fully integrated LogicMark into our model.

Our acquisition of LogicMark, added significant debt to our balance sheet and we have had to enter into a forbearance agreement for a portion of the debt.

We have a substantial amount of indebtedness as a result of the acquisition, totaling $17.5 million, including a $2.5 million sellers’ note.  The sellers note matured and became due on September 22, 2016.  Effective September 23, 2016, we entered into a Forbearance Agreement with sellers, providing for payments due on September 23, 2016 equal to $250,000; on October 24, 2016 equal to $100,000; and a final payment of $1,150,000, plus all accrued and unpaid interest under the sellers’ note, on October 31, 2016.  The additional debt increases a burden on our operating results and need for and uses of cash.  If we are unable to meet our ongoing obligations under the credit agreement with the senior lender or repay the sellers note according to the schedule provided, we will be in default of our debt obligations and our business will be significantly harmed.

Risks Related to this Offering of Securities

Our stockholders may experience significant dilution.

The issuance of material amounts of common stock by us in connection with the Warrants would cause our existing stockholders to experience significant dilution in their investment in our company. In addition, if we obtain additional financing involving the issuance of equity securities or securities convertible into equity securities, our existing stockholders’ investment would be further diluted. Such dilution could cause the market price of our common stock to decline, which could impair our ability to raise additional financing.

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Our insiders and affiliated parties beneficially own a significant portion of our common stock.

As of September 27, 2016, our executive officers, directors and affiliated parties beneficially own approximately 40.89% of our outstanding common stock. As a result, our executive officers, directors and affiliated parties will have significant influence to:

●	elect or defeat the election of our directors;

●	amend or prevent amendment of our articles of incorporation or bylaws; and

●	effect or prevent a merger, sale of assets or other corporate transaction.

In addition, sales of significant amounts of shares of common stock held by our directors and executive officers, or

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, including any shares of common stock issued upon exercise of the Warrants, could depress the market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares of common stock, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our shares of common stock could, for example, decline precipitously in the event that a large number of shares of our common stock is sold on the market without commensurate demand. Second, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of common stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance.

If we are not able to comply with the applicable continued listing requirements or standards of the NASDAQ Capital Market, the NASDAQ Capital Market could delist our common stock.

Our common stock is currently listed on the NASDAQ Capital Market (“NASDAQ”). In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders' equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

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In the event that we fail to maintain compliances with continued listing criteria and our common stock is delisted from NASDAQ and is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

In the event that our common stock is delisted from NASDAQ, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

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A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares of common stock at or above the price at which you acquired them.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	Variations in our revenues and operating expenses;

●	Actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	Market conditions in our industry, the industries of our customers and the economy as a whole;

●	Actual or expected changes in our growth rates or our competitors’ growth rates;

●	Developments in the financial markets and worldwide or regional economies;

●	Announcements of innovations or new products or services by us or our competitors;

●	Announcements by the government relating to regulations that govern our industry;

●	Sales of our common stock or other securities by us or in the open market; and

●	Changes in the market valuations of other comparable companies.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares of common stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

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We do not anticipate paying dividends in the foreseeable future. You should not buy our common stock if you expect dividends.

The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our common stock.

Our certificate of incorporation and our bylaws, as amended, contain provisions that could delay or prevent a change in control of our company. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

●	Authorizing the board of directors to issue, without stockholder approval, preferred stock with rights senior to those of our common stock;

●	Limiting the persons who may call special meetings of stockholders; and

●	Requiring advance notification of stockholder nominations and proposals.

In addition, the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) govern us. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our board of directors.

These and other provisions in our certificate of incorporation and our bylaws, as amended, and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay in the future for shares of our common stock and result in the market price of our common stock being lower than it would be without these provisions. See the section entitled “Description of Securities.”

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

We are presently a small company with limited resources and personnel to establish a comprehensive system of internal controls. If we fail to maintain an effective system of internal controls, we would not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. For example, because of size and limited resources, our external auditors may determine that we lack the personnel and infrastructure necessary to properly carry out an independent audit function.  Although we believe that we have adequate internal controls for a company with our size and resources, we are not certain that the measures that we have in place will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, would harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls would also cause investors to lose confidence in our reported financial information, which would have a negative effect on our company and the trading price of our common stock.

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Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. Further, we have not yet fully integrated LogicMark into our model.

Our management has previously identified certain matters that constituted a material weakness in our internal controls over financial reporting. Specifically, we have difficulty in accounting for complex accounting transactions due to an insufficient number of accounting personnel with experience in that area and limited segregation of duties within our accounting and financial reporting functions. We are in the process of attempting to rectify this weakness in conjunction with the acquisition of LogicMark, which acquisition we have not yet fully integrated into our model.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five (5) years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three (3) year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies may also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of shares of Common Stock under this prospectus. We will not receive any proceeds from these sales. However, to the extent the Warrants are exercised for cash, as applicable, we will receive up to $4,218,750. The selling stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

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Offering of Series A Preferred Stock,

Series B Preferred Stock and Warrants

The shares of common stock offered by the selling stockholders pursuant to this prospectus were issued, or will be issuable, in connection with the following transactions described below:

April 2016 Offering

On April 11, 2016, the Company closed a registered offering (the “April 2016 Offering”) of shares of its Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). The Company sold 2,500,000 shares of Series A Preferred Stock at a price of $1.00 per share, and received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $2,500,000. Holders of the Series A Preferred Stock shall be entitled to receive from the first date of issuance of the Series A Preferred Stock cumulative dividends at a rate of 25% per annum on a compounded basis, which dividend amount shall be guaranteed. Accrued and unpaid dividends shall be at the Company’s option, in cash, shares of Common Stock, or additional shares of Series A Preferred Stock.

The Company registered the shares of Common Stock underlying the Series A Preferred Stock on a Prospectus Supplement to a registration statement on Form S-3 (File No. 333-203637), filed with the Securities and Exchange Commission on April 4, 2016. Subsequent modifications to Certificate of Designations of the Series A Preferred Stock allows the holders to convert the Series A Preferred Stock into additional shares of Common Stock. Accordingly, those additional shares of Common Stock are being registered on this registration statement.

July 2016 Offering

On July 25, 2016, the Company closed a private placement (the “July 2016 Offering”) of shares of its Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) and warrants (the “July 2016 Warrants”) to purchase 562,500 shares of the Company’s Common Stock. The Company sold 4,500,000 shares of Series B Preferred Stock at a price of $1.00 per share, and received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $4,500,000. Holders of the Series B Preferred Stock shall be entitled to receive from the first date of issuance of the Series B Preferred Stock cumulative dividends at a rate of 25% per annum on a compounded basis, which dividend amount shall be guaranteed. Accrued and unpaid dividends shall be at the Company’s option, in cash or shares of Common Stock. The conversion price of the Series B Preferred Stock is $4.00. The July 2016 Warrants will be exercisable beginning on January 25, 2017 and will be exercisable for a period of five (5) years. The exercise price with respect to the July 2016 Warrants is $7.50 per share. Aegis Capital Corp. acted as the placement agent for the offering. The net proceeds received from the issuance of the Series B Preferred Stock were used to fund, in part, the acquisition of LogicMark, LLC.

On July 25, 2016, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain investors pursuant to which the Company agreed to register the shares of common stock underlying the Series B Preferred Stock (and the July 2016 Warrants on a Form S-3 registration statement to be filed with the SEC within thirty (30) days after the date of the issuance of the Series B Preferred Stock and the July 2016 Warrants (the “Filing Date”) and to cause the Registration Statement to be declared effective under the Securities Act within ninety (90) days following the Filing Date. If certain of its obligations under the Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to each of the investors, in the amount equal to 2% of the stated value of the Series B Preferred Stock on the closing date for each 30-day period for which the Company is non-compliant up to six (6) months.

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Acquisition of LogicMark LLC

On July 25, 2016, we completed an acquisition of LogicMark, LLC (“LogicMark”) pursuant to an Interest Purchase Agreement by and among the Company, LogicMark and the holders of all of the membership interests of LogicMark (the “LogicMark Sellers”), dated May 17, 2016 (the “Interest Purchase Agreement”). Pursuant to the Interest Purchase Agreement, we acquired all of the membership interests of LogicMark from the LogicMark Sellers for (i) $17.5 million in cash consideration (ii) $2.5 million in a secured promissory note (the “LogicMark Note”) issued to LogicMark Investment Partners, LLC, as representative of the LogicMark Sellers (the “LogicMark Representative”) (iii) 78,740 shares of common stock, which were issued upon signing of the Interest Purchase Agreement (the “LogicMark Shares”) and (iv) warrants (the “LogicMark Warrants”) to purchase an aggregate of 157,480 shares of common stock  (the “LogicMark Warrant Shares”) for no additional consideration. In addition, we may be required to pay the LogicMark Sellers earn-out payments of (i) up to $1,500,000 for calendar year 2016 and (ii) up to $5,000,000 for calendar year 2017 if LogicMark meets certain gross profit targets set forth in the Interest Purchase Agreement. The LogicMark Note matured on September 22, 2016 and accrued interest at a rate of 15% per annum. The LogicMark Warrants expire on the fifth (5th) anniversary of the issuance date. The LogicMark Warrant Shares are being registered for resale pursuant to this prospectus.

On July 25, 2016, we also entered into a Subordinated Security Agreement with the LogicMark Representative pursuant to which we granted a security interest in all of our assets to the LogicMark Sellers to secure our obligations under the LogicMark Note.

In addition, pursuant to the Interest Purchase Agreement, we are required to file a registration statement (the “LogicMark Registration Statement”) registering the LogicMark Shares and the LogicMark Warrant Shares as soon as reasonably practicable and to use our commercially reasonable best efforts to cause the LogicMark Registration Statement to be declared effective as promptly as possible. If the LogicMark Registration Statement is not declared effective by the ninetieth (90th) day after the date of the Interest Purchase Agreement, then each LogicMark Seller may under certain circumstances require us to purchase the LogicMark Shares and the LogicMark Warrant Shares from such LogicMark Seller at the price per share at which the LogicMark Shares and the LogicMark Warrant Shares were issued to the LogicMark Sellers.

On September 23, 2016, the Company entered into a forbearance agreement with LogicMark Investment Partners, LLC (the “Lender”) in connection with the LogicMark Note, which matured on September 22, 2016. The Company formally requested that the Lender extend the LogicMark Note on September 20, 2016, and finalized the forbearance agreement on September 23, 2016.

Under the terms of the forbearance agreement, the Lender agreed to extend the LogicMark Note and the Company agreed to pay to the Lender in immediately available funds: (i) $250,000 on September 23, 2016; (ii) $100,000 on October 24, 2016; and (iii) $1,150,000, plus all accrued and unpaid interest due under the Note on October 31, 2016. The Company also agreed to reduce the Escrow Amount (as defined in the Purchase Agreement) by a total of $500,000, and to make certain other changes to the definition of “Escrow Amount” in the Purchase Agreement. The Company also agreed to make certain representations and warranties in respect of the Lender’s forbearance.

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description of securities

Description of Series A Preferred Stock

The Company filed the Certificate of Designations (the “Series A Certificate of Designations”) of the Series A Preferred Stock with the Secretary of State of the State of Delaware on April 5, 2016, as amended by Amendment No. 1 to the Series A Certificate of Designations, filed with the Secretary of State of the State of Delaware on June 30, 2016, and Amendment No. 2 to the Series A Certificate of Designations, filed with the Secretary of State of the State of Delaware on July 25, 2016.

Ranking

The Series A Preferred Stock will rank with respect to dividend rights and/or rights upon distributions, liquidation, dissolution or winding up of the Company senior to all of our common stock and other classes of capital stock, other than the Series B Convertible Preferred Stock, which it will rank pari passu with.

Liquidation Preference of Series A Preferred Stock

Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, before the payment of any amount to the holder of shares of junior stock, the holders of Series A Preferred Stock are entitled to receive in cash an amount equal to the greater of (i) the stated value of the Series A Preferred Stock or (ii) the amount the holder of Series A Preferred Stock would receive if such holder converted the Series A Preferred Stock into common stock immediately prior to the date of the liquidation event, including accrued and unpaid dividends.

Dividends on Series A Preferred Stock

Holders of Series A Preferred Stock shall be entitled to receive from the first date of issuance of the Series A Preferred Stock until the date that is twelve (12) months from the issuance date cumulative dividends at a rate of 25% per annum on a compounded basis, which dividend amount shall be guaranteed.  Accrued and unpaid dividends shall be payable, at the Company’s option, in cash, shares of common stock, or additional shares of Series A Preferred Stock.

Redemption of Series A Preferred Stock

Upon the occurrence of certain triggering events (including the Series A Preferred Stock or common stock underlying the Series A Preferred Stock is not freely tradeable without restriction; the failure of the common stock to be listed on the NASDAQ Capital Market or other national securities exchange; and bankruptcy, insolvency, reorganization or liquidation proceedings instituted against the Company shall not be dismissed in thirty (30) days or the voluntary commencement of such proceedings by the Company), the holder of Series A Preferred Stock shall have the right to require the Company, by written notice, to redeem all or any of the shares of Series A Preferred Stock in cash at a price equal to the greater of (i) 110% of the conversion amount to be redeemed and (ii) the product of (a) the conversion amount divided by $4.00 multiplied by (b) 110% of the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such triggering event and ending on the date the Company makes the entire redemption payment to the holder of Series A Preferred Stock. In the event that the Company elects to pay the redemption price in shares of common stock, the Company shall issue the shares of common stock at a conversion price equal to 75% of the lowest volume weighted average price in the fifteen (15) consecutive trading days ending on the trading day that is immediately prior to the triggering event redemption notice.

Upon the occurrence of a change in control of the Company, a holder of Series A Preferred Stock shall have the right to require the Company to redeem all or any portion of the Series A Preferred Stock in cash at a price equal to 110% of the stated value of the Series A Preferred Stock. In addition, so long as certain equity conditions do not exist (including the Company shall have timely delivered any common stock upon the conversion of the Series A Preferred Stock), then the Company shall have the right to redeem all, but not less than all, of the Series A Preferred Stock outstanding in cash at a price equal to the sum of (i) 110% of the stated value of the Series A Preferred Stock and (ii) all accrued and unpaid dividends thereon.

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Furthermore, beginning on August 1, 2016, the Company shall redeem one-fourteenth (1/14th) of the outstanding amount of Series A Preferred Stock and any accrued but unpaid dividends on a bi-weekly basis (the “Series A Series A Installment Redemption Payment”).  The Series A Installment Redemption Payment shall be payable,  at the option of the Company, in cash at a price equal to 110% of the stated value of the Series A Preferred Stock plus all accrued and unpaid dividends, or, subject to certain equity conditions, in common stock at a price equal to the lesser of (a) $4.00 or (b) 80% of the lowest volume weighted average price of the common stock in the ten (10) consecutive trading days ending on the trading day that is immediately prior to the date of the Series A Installment Redemption Payment (the “Series A Installment Conversion Price”), except that accrued and unpaid dividends shall be paid in cash; and provided that, the Series A Installment Conversion Price shall not be below $2.35. During the period commencing on August 1, 2016, and ending on November 1, 2016, the holders shall be limited to trading the greater of: (i) 27.5% of the average daily trading volume of the Common Stock per trading day in the aggregate, pro rata based on the percentage of Series A Preferred Stock initially purchased by each holder; and (ii) $25,000 per trading day in the aggregate, pro rata based on the percentage of Series A Preferred Stock initially purchased by each holder.

Notwithstanding anything to the contrary, the Company shall not be required to pay any redemption in cash. Additionally, until the Company pays off certain senior debt it is not required to pay any amounts under the Series A Certificate of Designations in cash.

Conversion Rights of Series A Preferred Stock

A holder of Series A Preferred Stock shall have the right to convert the Series A Preferred Stock, in whole or in part, upon written notice to the Company at a conversion price equal to $4.00, which shall be subject to adjustment for any share dividend, share split, share combination, reclassification or similar transaction.

Mandatory Conversion Upon Qualified Offering

Effective on the closing of either (i) a firm commitment underwritten public offering, or (ii) a private offering with registration rights granted to investors, of equity or debt securities of the Company for a minimum aggregate purchase price of $6,000,000 (the “Series A Qualified Offering”), each holder of shares of Series A Preferred Stock shall convert a minimum of at least two-thirds (2/3) and up to 100% of its outstanding shares of Series A Preferred Stock into the Series A Qualified Offering at the price of such securities issued in the Series A Qualified Offering.

Fundamental Transactions

The Company shall use its commercially reasonable efforts to not enter into a “fundamental transaction” unless the successor entity assumes in writing the obligations of the Company under the Series Certificate of Designations and the successor entity (including its parent entity) is a publicly traded company whose shares of common stock are quoted or listed on an eligible national securities exchange. Upon a change of control of the Company, a holder of Series A Preferred Stock shall have the right to require the Company to redeem all or any portion of the Series A Preferred Stock at the applicable premium redemption price. A fundamental transaction is a transaction in which (i) the Company, directly or indirectly, in one or more related transactions, (a) consolidates or merges with or into any other entity (except where the Company is the surviving entity), (b) sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of its properties or assets to any other entity, (c) allows any other entity to make a purchase, tender or exchange offer that is accepted by such holders of more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the entity making or party to, or associated or affiliated with the entity making or party to, such purchase, tender or exchange offer), or (d) consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other entity whereby such other entity acquires more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the other entity making or party to, or associated or affiliated with the other entity making or party to, such stock or share purchase agreement or other business combination), or (e) reorganizes, recapitalizes or reclassifies the common stock (which shall not include a reverse stock split), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company.

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Voting Rights

Except with respect to certain material changes in the terms of the Series A Preferred Stock and certain other matters, and except as may be required by Delaware law, holders of Series A Preferred Stock shall have no voting rights. The approval of a majority of the holders of the Series A Preferred Stock is required to amend the Series A Certificate of Designations.

Description of Series B Preferred Stock

The Company filed the Certificate of Designations (the “Series B Certificate of Designations”) of the Series B Preferred Stock with the Secretary of State of the State of Delaware on July 25, 2016.

Ranking

The Series B Preferred Stock ranks pari passu with our Series A Preferred Stock with respect to dividend rights and/or rights upon distributions, liquidation, dissolution or winding up of the Company. The Series B Preferred Stock will rank with respect to dividend rights and/or rights upon distributions, liquidation, dissolution or winding up of the Company senior to all of our common stock and other classes of capital stock other than the Series A Preferred Stock, unless the holders of a majority of the outstanding shares of Series B Preferred Stock consent to the creation of parity stock other than the Series A Preferred Stock, Series B Preferred Stock, or senior preferred stock.

Liquidation Preference of Series B Preferred Stock

Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, before the payment of any amount to the holder of shares of junior stock, the holders of Series B Preferred Stock are entitled to receive in cash an amount equal to the greater of (i) the stated value of the Series B Preferred Stock or (ii) the amount the holder of Series B Preferred Stock would receive if such holder converted the Series B Preferred Stock into common stock immediately prior to the date of the liquidation event, including accrued and unpaid dividends.

Dividends on Series B Preferred Stock

Holders of Series B Preferred Stock shall be entitled to receive from the first date of issuance of the Series B Preferred Stock until the date that is twelve (12) months from the issuance date cumulative dividends at a rate of 25% per annum on a compounded basis, which dividend amount shall be guaranteed.  Accrued and unpaid dividends shall be payable by at the Company’s option in shares of common stock or in cash.

Redemption of Series B Preferred Stock

Upon the occurrence of certain triggering events (including, without limitation, the price of the common stock is not above the floor price for a period of ten (10) consecutive trading days and during such period no holder has made any conversions, (a “Floor Price Failure”); any material adverse effect occurs; and equity conditions failure), the holder of Series B Preferred Stock shall have the right to require the Company, by written notice, to redeem all or any of the shares of Series B Preferred Stock in shares of common stock or in cash at a price equal to the greater of (i) 110% of the conversion amount to be redeemed and (ii) the product of (a) the conversion amount divided by $4.00 multiplied by (b) 110% of the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such triggering event and ending on the date the Company makes the entire redemption payment to the holder of Series B Preferred Stock. In the event that the Company elects to pay the redemption price in shares of common stock, the Company shall issue the shares of common stock at a conversion price equal to 75% of the lowest volume weighted average price in the fifteen (15) consecutive trading days ending on the trading day that is immediately prior to the triggering event redemption notice (the “Triggering Event Redemption Conversion Price”). Further, if any holders request redemptions at the Triggering Event Redemption Conversion Price due to triggering event related to an equity conditions failure, upon a cure of such failure, the Company shall not be required to pay to such holder the redemptions in shares of Common Stock at the Triggering Event Conversion Redemption Price.

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Additionally, in the event of an Initial Floor Price Failure, the Company must within five (5) trading days upon the occurrence of a floor price failure, reset the floor price from $2.35 to $1.88, adjusted for splits and dividends (an “Initial Floor Price Reset”). In the event of a Floor Price Failure, where there has been an Initial Floor Price Reset and the floor price has fallen below such Initial Floor Price Reset and where the stated value of the then-outstanding Series B Preferred Stock held by all holders as a group is greater than or equal to $250,000, within five (5) trading Days following the Floor Price Failure, the Company will provide notice (a “Floor Price Failure Notice”) to the Holders of (i) the occurrence of a triggering event pursuant and (ii) its intention to either (x) redeem the Series B Preferred Stock , pursuant to the method of redemption described in the Series B Certificate of Designations, within ten (10) trading days or (y) to call a special meeting or annual meeting to consider items necessary to cure the triggering event; provided, that the Company files a preliminary proxy statement within ten (10) trading days thereafter (the “Preliminary Proxy”) and takes reasonable steps to get the corporate action approved within a reasonable period of time thereafter. If within ten (10) trading days following receipt by the holders of Floor Price Failure Notice, the Company has not redeemed the Series B Preferred Stock nor has the Company filed a Preliminary Proxy, then the holders of the Series B Preferred Stock, voting as a single class, shall have the right, but not the obligation, to take steps necessary to cause the Company to remedy the triggering event, including, without limitation, through, among other means, the holders filing of a proxy statement meeting the requirements of Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, in order to call a special meeting of the Company’s shareholders to consider whether to delist from the principal market or to effect a reverse stock split or some other corporate action necessary to cure the triggering event. If the triggering event has not been cured within two weeks following the date of such annual meeting or special meeting, then the holders may request redemption of their Series B Preferred Stock, pursuant to the method of redemption described in the Series B Certificate of Designations, which redemption must occur within five (5) trading days of such request.

Furthermore, beginning on November 1, 2016, the Company shall redeem one-fourteenth (1/14th) of the outstanding amount of Series B Preferred Stock and any accrued but unpaid dividends on a bi-weekly basis (the "Series B Installment Redemption Payment").  The Series B Installment Redemption Payment shall be payable,  at the option of the Company, in cash at a price equal to 110% of the stated value of the Series B Preferred Stock plus all accrued and unpaid dividends, or, subject to certain equity conditions, in common stock at a price equal to the lesser of (a) $4.00 or (b) 75% of the lowest volume weighted average price of the common stock in the ten (10) consecutive trading days ending on the trading day that is immediately prior to the date of the Series B Installment Redemption Payment (the "Series B Installment Conversion Price"), except that accrued and unpaid dividends shall be paid in cash; and provided that, the Series B Installment Conversion Price shall not be below $2.35.

In the event that the Company elects to pay the Series B Installment Redemption Payment in cash, the holder shall have the option to demand payment of the Series B Installment Redemption Payment in shares of Common Stock at $4.00, in lieu of the receipt of cash. In the event that the Company elects to not pay a Series B Installment Redemption Payment in cash and the equity conditions are not met, then each holder shall be entitled to the redemption of the applicable Series B Installment Redemption Payment at a conversion price equal to the Triggering Event Redemption Conversion Price until such time that the Equity Conditions Failure is cured. Additionally, upon the repayment of the promissory note that will be issued in connection with the Debt Financing, the reference to 75% in connection with any Series B Installment Redemption Payment will be increased to 80%.

Conversion Rights of Series B Preferred Stock

A holder of Series B Preferred Stock shall have the right to convert the Series B Preferred Stock, in whole or in part, upon written notice to the Company at a conversion price equal to $4.00, which shall be subject to adjustment for any share dividend, share split, share combination, reclassification or similar transaction.

Mandatory Conversion Upon Qualified Offering

Effective on the closing of either (i) a firm commitment underwritten public offering, or (ii) a private offering with registration rights granted to investors, of equity, equity-linked or debt securities of the Company for a minimum aggregate purchase price of $20,000,000 (the "Series B Qualified Offering"), each holder of shares of Series B Preferred Stock shall convert a minimum of at least two-thirds (2/3) and up to 100% of its outstanding shares of Series B Preferred Stock into the Series B Qualified Offering at the price of such securities issued in the Series B Qualified Offering.

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Fundamental Transactions

The Company shall use its commercially reasonable efforts to not enter into a “fundamental transaction” unless the successor entity assumes in writing the obligations of the Company under the Certificate of Designations and the successor entity (including its parent entity) is a publicly traded company whose shares of common stock are quoted or listed on an eligible national securities exchange. Upon a change of control of the Company, a holder of Series B Preferred Stock shall have the right to require the Company to redeem all or any portion of the Series B Preferred Stock at the applicable premium redemption price. A fundamental transaction is a transaction in which (i) the Company, directly or indirectly, in one or more related transactions, (a) consolidates or merges with or into any other entity (except where the Company is the surviving entity), (b) sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of its properties or assets to any other entity, (c) allows any other entity to make a purchase, tender or exchange offer that is accepted by such holders of more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the entity making or party to, or associated or affiliated with the entity making or party to, such purchase, tender or exchange offer), or (d) consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other entity whereby such other entity acquires more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the other entity making or party to, or associated or affiliated with the other entity making or party to, such stock or share purchase agreement or other business combination), or (e) reorganizes, recapitalizes or reclassifies the common stock (which shall not include a reverse stock split), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company.

Voting Rights

Except with respect to certain material changes in the terms of the Series B Preferred Stock and certain other matters, and except as may be required by Delaware law, holders of Series B Preferred Stock shall have no voting rights. The approval of a majority of the holders of the Series B Preferred Stock is required to amend the Series B Certificate of Designations.

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Series A Preferred Stock and Series B Preferred Stock and the exercise of the Warrants. For additional information regarding the issuance of the Series A Preferred Stock, the Series B Preferred Stock and the Warrants, see “Offering of Series A Preferred Stock, Series B Preferred Stock and Warrants” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares of Common Stock for resale from time to time.

The table below lists the selling stockholders and other information regarding the “beneficial ownership” of the shares of Common Stock by each of the selling stockholders. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the selling stockholders have sole or shared voting power or investment power and any shares of Common Stock the selling stockholders have the right to acquire within sixty (60) days (including shares of Common Stock issuable pursuant to convertible notes and warrants currently convertible or exercisable, or convertible or exercisable within sixty (60) days).

The second column indicates the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the Series A Preferred Stock, the Series B Preferred Stock and the Warrants as of September 27, 2016. The second column also assumes conversion of all of the Series A Preferred Stock and Series B Preferred Stock and exercise of all of the Warrants held by the selling stockholders on September 27, 2016 without regard to any limitations on conversion or exercise described in this prospectus or in such Series A Preferred Stock, the Series B Preferred Stock, and the Warrants.

The third column lists the shares of Common Stock being offered by this prospectus by each selling stockholder. Such aggregate amount of Common Stock does not take into account any applicable limitations on conversion of the Series A Preferred Stock and the Series B Preferred Stock and the exercise of the Warrants.

This prospectus covers the resale of (i) all of the shares of Common Stock issued and issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock and the exercise of the Warrants, (ii) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Series A Preferred Stock, the Series B Preferred Stock, and the Warrants (in each case without giving effect to any limitations on conversion or exercise set forth in such Series A Preferred Stock, Series B Preferred Stock and Warrants) and (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. Because the conversion price of the Series A Preferred Stock and the Series B Preferred Stock and the exercise price of the Warrants may be adjusted, the number of shares of Common Stock that will actually be issued may be more or less than the number of shares of Common Stock being offered by this prospectus. The selling stockholders can offer all, some or none of their shares of Common Stock, thus we have no way of determining the number of shares of Common Stock they will hold after this offering. Therefore, the fourth and fifth columns assume that the selling stockholders will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

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Each selling stockholder identified below has confirmed to us that it is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering
Alto Opportunity Master Fund, SPC(1)	109,790	(2)	95,184	14,606	*
Anson Investments Master Fund LP(3)	739,029	(4)	739,029	-	-
Delafield Investments Limited(5)	978,579	(6)	966,370	12,209	*
Dominion Capital LLC (7)	793,741	(8)	793,741	-	-
Alpha Capital Anstalt (9)	835,487	(10)	830,299	5,188	*
Osher Capital Partners LLC (11)	116,339	(12)	113,206	3,133	*
Gottlieb Family, LLC (13)	21,630	(14)	14,420	7,210	*
Generation3 Fund I LP (15)	66,232	(16)	44,155	22,077	*
Generation3 Partners I, LLC (17)	4,194	(18)	42,796	1,398	*
Prologic Acquisition, LLC (19)	64,452	(20)	42,968	21,484	*
Sawdust Capital, LLC (21)	64,452	(22)	2,968	21,484	*
Ben Cornett	5,975	(23)	3,983	1,992	*
Kevin O’Connor	9,285	(24)	6,190	3,095	*
TOTAL	3,809,185		3,695,309	113,876	1.08%

*	Less than 1%.

(1)	This stockholder has represented to us that it is controlled by Tenor Capital Management, LP, which is controlled by Robin R. Shah, its managing member, who has not had any material relationship with the Company in the last three (3) years.

(2)	Includes 109,790 shares of common stock underlying 202,601 shares of Series A Preferred Stock and dividends due that can be paid in shares of common stock.

(3)	This stockholder has represented to us that it is controlled by M5V Advisors Inc and Frigate Ventures LP (“M5V” and “Frigate”), who are the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), and hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Admiralty Advisors LLC, which is the general partner of Frigate. Moez Kassam and Adam Spears are directors of M5V. Mr. Winson, Mr. Kassam and Mr. Spears each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman. None of Mr. Winson, Mr. Kassam or Mr. Spears havet had any material relationship with the Company in the last three (3) years.

(4)	Includes 598,404 shares of common stock underlying 1,125,000 shares of Series B Preferred Stock and dividends due that can be paid in shares of common stock, and 140,625 shares of common stock underlying Warrants.

(5)	This stockholder has represented to us that it is controlled by Joshua Sason and Michael Abitebol, who have not had any material relationship with the Company in the last three (3) years, other than as described in “Material Relationships with the Selling Stockholders” below.

(6)	Includes 239,550 shares of common stock underlying 391,068 shares of Series A Preferred Stock and dividends due that can be paid in shares of common stock, 598,404 shares of common stock underlying 1,125,000 shares of Series B Preferred Stock and dividends due that can be paid in shares of common stock, and 140,625 shares of common stock underlying Warrants.

(7)	This stockholder has represented to us that it is controlled by Mikhail Gurevich, who has not had any material relationship with the Company in the last three (3) years, other than as described in “Material Relationships with the Selling Stockholders” below.

(8)	Includes 54,711 shares of common stock underlying 21,429 shares of Series A Preferred Stock and dividends due that can be paid in shares of common stock, 598,404 shares of common stock underlying 1,125,000 shares of Series B Preferred Stock and dividends due that can be paid in shares of common stock, and 140,625 shares of common stock underlying Warrants.

(9)

This stockholder has represented to us that it is controlled by Konrad Ackernan, who has not had any material relationship with the Company in the last three (3) years, other than as described in “Material Relationships with the Selling Stockholders” below.

(10)	Includes 178,572 shares of common stock underlying 272,769 shares of Series A Preferred Stock and dividends due that can be paid in shares of common stock, 531,915 shares of common stock underlying 1,000,000 shares of Series B Preferred Stock and dividends due that can be paid in shares of common stock, and 125,000 shares of common stock underlying Warrants.

(11)

This stockholder has represented to us that it is controlled by Ari Kluger, who has not had any material relationship with the Company in the last three (3) years, other than as described in “Material Relationships with the Selling Stockholders” below.

(12)	Includes 34,225 shares of common stock underlying 55,428 shares of Series A Preferred Stock and dividends due that can be paid in shares of common stock, 66,489 shares of common stock underlying 125,000 shares of Series B Preferred Stock and dividends due that can be paid in shares of common stock, and 15,625 shares of common stock underlying Warrants.

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(13)	This stockholder has represented to us that it is controlled by Mark Gottlieb and Sharon Gottlieb, who have not had any material relationship with the Company in the last three (3) years.

(14)	Includes 14,420 shares of common stock underlying Warrants.

(15)	This stockholder has represented to us that it is controlled by Generation3 Partners I, LLC, whose manager is James Coleman, and neither Generation3 Partners I, LLC nor James Coleman has had a material relationship with the Company in the last three (3) years.

(16)	Includes 44,155 shares of common stock underlying Warrants.

(17)	This stockholder has represented to us that it is controlled by James Coleman, who has not had any material relationship with the Company in the last three (3) years.

(18)	Includes 2,796 shares of common stock underlying Warrants

(19)	This stockholder has represented to us that it is controlled by Promus Equity Partners, LLC, whose managing member is Promus Asset Management, LLC. The managing member of Promus Asset Management, LLC is Promus Holdings, LLC, whose managing members are Brian Musso, J. Zachary Musso and Steven Brown. This stockholder has represented to us that neither Promus Equity Partners, LLC, Brian Musso, J. Zachary Musso nor Steven Brown has had a material relationship with the Company in the last three (3) years.

(20)	Includes 42,968 shares of common stock underlying Warrants

(21)	This stockholder has represented to us that it is controlled by Michael P. Krasny, who has not had any material relationship with the Company in the last three (3) years.

(22)	Includes 42,968 shares of common stock underlying Warrants

(23)	Includes 3,983 shares of common stock underlying Warrants

(24)	Includes 6,190 shares of common stock underlying Warrants

Material Relationships with the Selling Stockholders

Along with the Series A Preferred Stock issued pursuant to the Series A Purchase Agreement and the Series B Preferred Stock and July 2016 Warrants issued pursuant to the Series B Purchase Agreement and the LogicMark Warrants issued pursuant to the Interest Purchase Agreement, we have had the following material relationships with the selling stockholders in the last three (3) years:

January 2014 Private Placement

On January 13, 2014, we entered into a private placement with Alpha Capital Anstalt, Osher Capital Partners LLC, Matthew Rich, Theodore Digilio Jr., Bradley Wolfthal and Blue Elephant Partners, LLC (each, a “January Purchaser”) pursuant to which we sold to the January Purchasers 415,387 shares of Common Stock and warrants to purchase up to 135,000 shares of Common Stock (the “January Warrants”) for an aggregate purchase price of $1,350,000. The January Warrants have an exercise price of $32.05, subject to adjustment for certain events, including, without limitation, stock splits, combinations, dividends, reclassifications, distributions, mergers and other corporate changes. The exercise price of the January Warrants was amended to $20.00 on September 10, 2014. The January Warrants are exercisable for a period of five (5) years from the original issuance date.

June 2014 Private Placement

Between June 12, 2014 and June 17, 2014, we entered into a private placement with Alpha Capital Anstalt, Matthew Rich, Theodore Digilio Jr. and Bradley Wolfthal (each, a “June Purchaser”) pursuant to which we sold to the June Purchasers warrants to purchase up to 40,000 shares of Common Stock (the “June Warrants”) at an exercise price of $30.00, subject to adjustment for certain events, including, without limitation, stock splits, combinations, dividends, reclassifications, distributions, mergers and other corporate changes. The exercise price of the June Warrants was amended to $20.00 on September 10, 2014. The June Warrants are exercisable for a period of five (5) years from the original issuance date.

August 2014 Private Placement

On August 21, 2014, we entered into a private placement with Alpha Capital Anstalt and Osher Capital Partners, LLC (each, an “August Purchaser”) pursuant to which we sold to the August Purchasers warrants to purchase up to 10,000 shares of Common Stock (the “August Warrants”) at an exercise price of $30.00, subject to adjustment for certain events, including, without limitation, stock splits, combinations, dividends, reclassifications, distributions, mergers and other corporate changes. The exercise price of the August Warrants was amended to $20.00 on September 10, 2014. The August Warrants are exercisable for a period of five (5) years from the original issuance date. In connection with the August Warrants, we entered into a registration rights agreement with the August Purchasers pursuant to which we agreed to register shares of Common Stock and shares of Common Stock underlying the August Warrants. We did not file the registration statement by the filing date.

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April 2015 Private Placement

On April 24, 2015, the Company entered into a securities purchase agreement (the “April Purchase Agreement”) with Alpha Capital Anstalt and Osher Capital Partners, LLC (the “April Purchasers”) pursuant to which the Company sold to such purchasers an aggregate of $1,575,000 principal amount of secured convertible notes (the “Convertible Notes”), a Class A Common Stock Purchase Warrant (the “Class A Warrant”) to purchase up to 46,875 shares of the Company’s common stock and a Class B Common Stock Purchase Warrant (the “Class B Warrant,” and together with the Class A Warrant, the “April Warrants”) to purchase up to 468,749 shares of the Company’s common stock. The Convertible Notes bear interest at 6% per annum and are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $25.20 per share. The April Warrants are exercisable beginning six (6) months after issuance through the fifth (5th) anniversary of such initial exercisability date. The Class A Warrant has an initial exercise price equal to $30.20 per share and the Class B Warrant has an initial exercise price equal to $50.00 per share. The Company received cash proceeds of $1,481,500 from the issuance of the Convertible Notes after deducting debt issuance costs of $93,500.

On December 8, 2015, we entered into an exchange agreement with each of the April Purchasers. The exchange agreements provide that the April Purchasers shall exchange their Convertible Notes with the Notes. Additionally, in consideration of the April Purchasers execution of an Additional Secured Party Joinder, the April Purchasers were issued an aggregate of $200,000 in principal amount of notes. Such notes contain the same rights and obligations as set forth in the Notes.

July 2015 Offerings

On July 27, 2015, we entered into a securities purchase agreement with Magna Equities I, LLC (“Magna”), an entity affiliated with Delafield Investments Limited, pursuant to which we sold an aggregate of $222,222 in principal amount of the 8% convertible notes (the “8% Convertible Notes”) for an aggregate purchase price of $200,000. We received net proceeds of $200,000 from the sale of the 8% Convertible Notes. The 8% Convertible Notes matured on September 11, 2015 (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date. The 8% Convertible Notes bear interest at a rate of 8% per annum, subject to increase to the lesser of 24% per annum or the maximum rate permitted under applicable law upon the occurrence of certain events of default. The 8% Convertible Notes were convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $35.00 per share, which was subject to adjustment for stock dividends, stock splits, combinations or similar events. The Company was able to prepay in cash any portion of the principal amount of the 8% Convertible Notes and any accrued and unpaid interest. If such prepayment was made within sixty (60) days after the issuance date of the 8% Convertible Notes, the Company would pay an amount in cash equal to 109% of the sum of the then outstanding principal amount of the note and interest; thereafter, if such prepayment was made, the Company would pay an amount in cash equal to 114% of the sum of the then outstanding principal amount of the note and interest. In the event the Company effects a registered offering either utilizing Form S-1 or Form S-3 (a “Registered Offering”), the Holder would have the right to convert the entire amount of the purchase price into such Registered Offering.

On July 30, 2015, we entered into a Securities Purchase Agreement (the “July Purchase Agreement”) with certain purchasers (the “July Purchasers”) providing for the issuance and sale by the Company of 172,143 shares of the Company’s common stock, par value $0.0001 per share, at a purchase price of $1.75 per share (the “Registered Shares”) for an aggregate purchase price of $3,012,500 (the “Registered Offering”). In connection with the sale of the Registered Shares, the Company also entered into a warrant purchase agreement with the July Purchasers providing for the issuance and sale by the Company of warrants to purchase 860,716 shares of the Company’s common stock at a purchase price of $0.0000001 per warrant (the “July Warrants”).  Alpha Capital Anstalt participated in the forgoing offering and Magna as the holder of the 8% Convertible Notes elected to convert the entire purchase price for such notes into the Registered Offering. Northland Capital Markets acted as the exclusive placement agent for the Registered Offering.

October 2015 Offering

On October 21, 2015, the Company closed an underwritten public offering of 150,000 shares of Common Stock, at a purchase price to the public of $7.00 per share, for net proceeds to the Company, after deducting underwriter discounts and offering expenses, of $1,050,000. Aegis Capital Corp. acted as the sole book-running manager for the offering.  Dominion Capital LLC participated in this offering.

December 2015 Offering

On December 8, 2015, the Company entered into a securities purchase agreement with certain accredited investors pursuant to which the Company sold an aggregate of $1,500,000 in principal amount of Senior Secured Convertible Notes for an aggregate purchase price of $1,500,000.

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PLAN OF DISTRIBUTION

The selling stockholders of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Robinson Brog Leinwand Greene Genovese & Gluck P.C., New York, New York.

EXPERTS

The consolidated financial statements of Nxt-ID, Inc. as of December 31, 2015 and December 31, 2014 and for the years then ended have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting. The audit report contains an explanatory paragraph that states that the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

We have agreed to indemnify and hold KPMG LLP (KPMG) harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the incorporation by reference of its audit report on the Company's past financial statements incorporated by reference in this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.nxt-id.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 4, 2016;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on May 23, 2015;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the SEC on August 19, 2016;

●	Current Reports on Form 8-K filed with the SEC on April 24, 2015, July 30, 2015, July 30, 2015, August 4, 2015, September 28, 2015, October 9, 2015, October 9, 2015, October 16, 2015, October 21, 2015, December 4, 2015, December 9, 2015, January 4, 2016, February 26, 2016, April 1, 2016, April 8, 2016, April 11, 2016, April 12, 2016; April 27, 2016; May 20, 2016, June 7, 2016, July 7, 2016, July 26, 2016, September 2, 2016 (as amended on September 7, 2016), September 12, 2016, September 26, 2016, and September 28, 2016;

●	Definitive Proxy Statement filed with the SEC on August 5, 2016; and

●	Registration Statement on Form 8-A, filed with the SEC on September 9, 2014, including any amendments or reports filed for the purpose of updating the description of our common stock therein.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed, including those documents that are filed after the initial filing date of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file under Item 2.02 or Item 7.01 of any Current Report on Form 8-K in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all information that we have incorporated by reference into this prospectus. You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (203) 266-2103 or by writing to us at the following address:

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

Attn.: Corporate Secretary

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3,695,309 Shares of Common Stock

Nxt-ID, Inc.

PROSPECTUS

The date of this prospectus is     , 2016.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares of Common Stock). All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$1,154
Legal fees and expenses	$50,000
Accounting fees and expenses	$15,000
Miscellaneous fees and expenses	$846
Total	$67,000

Item 15. Indemnification of Officers and Directors.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the directors breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directors has actually and reasonably incurred. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

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The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

We maintain a general liability insurance policy that covers liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

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(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melbourne, in the state of Florida, on September 30, 2016.

Nxt-ID, INC.

By:	/s/ Gino M. Pereira
Gino M. Pereira
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gino M. Pereira, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ GINO M. PEREIRA	Chief Executive Officer and Director	September 30, 2016
Gino M. Pereira	(Principal Executive Officer)

/s/ VINCENT S. MICELI	Chief Financial Officer	September 30, 2016
Vincent S. Miceli	(Principal Financial and Accounting Officer)

/s/ MAJOR GENERAL DAVID R. GUST, USA, Ret.	Director	September 30, 2016
Major General David R. Gust, USA, Ret.

/s/ MICHAEL J. D’ALMADA-REMEDIOS, PHD.	Director	September 30, 2016
Michael J. D’Almada-Remedios, PhD

/s/ DANIEL P. SHARKEY	Director	September 30, 2016
Daniel P. Sharkey

/s/ STANLEY E. WASHINGTON	Director	September 30, 2016
Stanley E. Washington

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EXHIBIT INDEX

Exhibit Number	Description of Document
3.1 (i)	Certificate of Designations of the Series A Preferred Stock (2)

3.1(ii)	First Amendment to Certificate of Designations of the Series A Preferred Stock (3)

3.1(iii)	Second Amendment to Certificate of Designations of the Series A Preferred Stock (4)

3.1(iv)	Certificate of Designations of the Series B Preferred Stock (4)

4.1	Specimen Common Stock Certificate (1)

4.2	Form of Warrant (4)

4.3	Form of LogicMark Warrant (5)

5.1*	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.

10.1	Interest Purchase Agreement, dated May 17, 2016 (5)

10.2	Securities Purchase Agreement between Nxt-ID, Inc. and certain purchasers thereto, dated April 1, 2016 (2)

10.3	Securities Purchase Agreement between Nxt-ID, Inc. and certain purchasers thereto, dated July 25, 2016 (4)

10.4	Registration Rights Agreement between Nxt-ID, Inc. and certain purchasers thereto, dated July 25, 2016 (4)

23.1*	Consent of KPMG LLP

23.2*	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature pages to the registration statement)

*	Filed herewith.

(1)	Filed as an Exhibit to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-186331) with the SEC on April 11, 2013.
(2) (3) (4)

Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 11, 2016.

Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 7, 2016.

Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 26, 2016.

(5)	Filed as an Exhibit to the Company’s Current Report of Form 8-K with the SEC on May 20, 2016.

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